                                                                               .
                                                                               .
                                                                               .
                                                                      EXHIBIT 21

           LIST OF SUBSIDIARIES OF CORRECTIONS CORPORATION OF AMERICA


First Tier Subsidiaries:      CCA of Tennessee, Inc., a Tennessee corporation
                              Prison Realty Management, Inc., a Tennessee corporation
                              CCA Properties of America, LLC, a Tennessee limited liability company
                              CCA Properties of Texas, L.P., a Delaware limited partnership

Second Tier Subsidiaries:     CCA Properties of Arizona, LLC, a Tennessee limited liability company
                              CCA Properties of Tennessee, LLC, a Tennessee limited liability company
                              CCA International, Inc., a Delaware corporation
                              Technical and Business Institutes of America, Inc., a Tennessee corporation
                              TransCor America, LLC, a Tennessee limited liability company
                              TransCor Puerto Rico, Inc., a Puerto Rico corporation
                              CCA (UK) Ltd., a United Kingdom corporation
                              Viccor Investments PTY. LTD., a Victoria (Australia) corporation

Third Tier Subsidiaries:      Ronald Lee Suttles Tri-County Extradition Inc., a California corporation